UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 20, 2020

CLEANSPARK, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 S. 1800 West, Suite 3

Woods Cross, Utah 84087

(Address of Principal Executive Offices)

(702) 941-8047

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 20, 2020, CleanSpark, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing accredited investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Registered Offering”), 1,230,770 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to the Purchaser at an offering price of $3.25 per share.

The Registered Offering will result in gross proceeds of approximately $4.0 million before deducting offering expenses. The Shares are being offered by the Company pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-228063), which was initially filed with the Securities and Exchange Commission (the “Commission”) on October 30, 2018, and was declared effective on November 20, 2018. The Registered Offering is expected to close on or about July 22, 2020, subject to the satisfaction of customary closing conditions.

The Purchase Agreement also contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company, including a prohibition on the Company conducting certain variable rate transactions until December 2020, subject to certain exceptions.

The foregoing summary of the Purchase Agreement does not purport to be complete is are subject to, and qualified in its entirety by, such document attached as Exhibits 10.1 to this Current Report on Form 8-K (this “Report”), and which are incorporated herein in their entirety by reference.

The Company is filing the opinion of its counsel, Procopio, Cory, Hargreaves & Savitch LLP, relating to the legality of the issuance and sale of the Shares, as Exhibit 5.1 hereto and is incorporated by reference.

This Report does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP

10.1	Form of Securities Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Dated: July 21, 2020	By:	/s/ Zachary K. Bradford
Zachary K. Bradford
Chief Executive Officer and President

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